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                                                                      EXHIBIT 24

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AMENDMENT TO THE OPERATING PARTNERSHIP AGREEMENT TO PROVIDE FOR A SPECIAL
ALLOCATION OF DEPRECIATION TO THE GENERAL PARTNER FOR THE FISCAL YEAR ENDING JUNE 30, 1996 AND A SPECIAL ALLOCATION OF CERTAIN TAX ITEMS WITH RESPECT TO THE EXISTING PROPERTY PARTNERSHIP TO THE ORIGINAL LIMITED PARTNERS


      AMENDMENT No. 6 dated as of June 30, 1996 to the Amended and Restated Agreement of Limited Partnership of Irvine Apartment Communities, L.P. dated as of December 1, 1993, as amended (the "Existing Agreement") by and among Irvine Apartment Communities, Inc., a Maryland corporation, as the General Partner, and the Persons whose names are set forth on Attachment "A" thereto, as Limited Partners, together with any other Persons who become Partners in the Partnership as provided therein.

                             W I T N E S S E T H:

      WHEREAS, the parties hereto entered into the Existing Agreement; and

      WHEREAS, in accordance with Section 14.1 of the Existing Agreement the General Partner is hereby proposing to amend Section 6.2.A of the Existing Agreement as set forth below; and

      WHEREAS, the parties hereto agree that the execution of this Amendment No. 6 by a Limited Partner and the delivery thereof to the General Partner shall constitute the Consent and affirmative vote of such Limited Partner to the amendment proposed hereby as required by Article 14 and Section 7.3.D(iii) of the Existing Agreement; and

      WHEREAS, in accordance with Section 7.3.D(iii) of the Existing Agreement, the Amendment proposed hereby requires the Consent of each Partner; and

      WHEREAS, the execution and delivery of this Amendment No. 6 by the General Partner has been approved by resolutions duly adopted by unanimous written consent of (i) the Independent Directors Committee of the Board of Directors of the General Partner and (ii) the Board of Directors of the General Partner.

              NOW, THEREFORE, THE PARTIES HERETO AGREE AS FOLLOWS:

      Section 1. All terms used in this Amendment No. 6 shall have the meanings set forth in the Existing Agreement.

      Section 2. Section 6.2.A. of the Existing Agreement is hereby amended (i) by inserting "(1)" immediately before the words "Except as otherwise provided" and (ii) by inserting the following as new clauses (2) and (3):





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      "(2) Depreciation shall be allocated in accordance with Section 6.1 and
      6.3.B, except that for the Partnership Year beginning July 1, 1995 and ending June 30, 1996 the General Partner shall be allocated the percentage of Depreciation set forth on Attachment "A" hereto with respect to each of the Apartment Community Projects listed thereon.

      (3) In respect of the Partnership Year beginning July 1, 1995 and ending June 30, 1996 and for each Partnership Year thereafter, there shall be a special allocation to the Original Limited Partners which when added to amounts allocated under Sections 6.1 and 6.3.B will result in a total allocation to the Original Limited Partners of (i) all remaining low-income housing tax credits of the Existing Property Partnership, determined solely by reference to the adjusted tax basis of the assets of the Existing Property Partnership at June 30, 1995, allocated to the Partnership with respect to the Existing Property Partnership Interest and
      (ii) all Depreciation allocated to the Partnership with respect to the Existing Property Partnership Interest determined solely by reference to the adjusted tax basis of the assets of the Existing Property Partnership at June 30, 1995; it being understood that any low-income housing tax credits becoming available to the Existing Property Partnership, and any additional Depreciation resulting from increases to the adjusted tax basis of the assets of the Existing Property Partnership, in each case from and after July 1, 1995 shall not be subject to the special allocation provided for in this clause (3)."

      Section 3. Except as amended by this Amendment No. 6, the provisions of the Existing Agreement are ratified, approved and confirmed and shall remain in full force and effect in accordance with its terms.

      Section 4. This Amendment No. 6 shall become effective when signed by the General Partner and each of the Limited Partners.

      Section 5. This Amendment No. 6 shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

      Section 6. This Amendment No. 6 may be executed in counterparts, all of which shall constitute one agreement binding on all parties hereto, notwithstanding that all such parties are not signatures to the original or same counterpart.


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      IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 6 as of the date and year first written above.

GENERAL PARTNER:
----------------

IRVINE APARTMENT COMMUNITIES, INC.,
a Maryland corporation


By:   /s/ Richard E. Moran Jr.
      -----------------------------------
      Name:  Richard E. Moran Jr.
      Title: Executive Vice President
              and Chief Financial Officer


By:   /s/ James E. Mead
      -----------------------------------
      Name:  James E. Mead
      Title: Senior Vice President and
              Treasurer



LIMITED PARTNERS:
-----------------

THE IRVINE COMPANY,
a Michigan corporation


By:   /s/ Norman J. Metcalfe
      -----------------------------------
      Name:  Norman J. Metcalfe
      Title: Vice Chairman and
              Chief Financial Officer


By:   /s/ Richard Pianin
      -----------------------------------
      Name:  Richard Pianin
      Title: Senior Vice President




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R.S.J. ASSOCIATES,
a California limited partnership

By:   The Irvine Company,
      its general partner


By:   /s/ Norman J. Metcalfe
      -----------------------------------
      Name:  Norman J. Metcalfe
      Title: Vice Chairman and
              Chief Financial Officer


By:   /s/ Richard Pianin
      -----------------------------------
      Name:  Richard Pianin
      Title: Senior Vice President


WOODBRIDGE WILLOWS ASSOCIATES,
a California limited partnership

By:   The Irvine Company,
      its general partner


By:   /s/ Norman J. Metcalfe
      -----------------------------------
      Name:  Norman J. Metcalfe
      Title: Vice Chairman and
              Chief Financial Officer


By:   /s/ Richard Pianin
      -----------------------------------
      Name:  Richard Pianin
      Title: Senior Vice President






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TIC INVESTMENT COMPANY A,
a California general partnership

By:   The Irvine Company,
      a general partner


By:   /s/ Norman J. Metcalfe
      -----------------------------------
      Name:  Norman J. Metcalfe
      Title: Vice Chairman and
              Chief Financial Officer


By:   /s/ Richard Pianin
      -----------------------------------
      Name:  Richard Pianin
      Title: Senior Vice President



TIC INVESTMENT COMPANY B,
a California general partnership

By:   The Irvine Company,
      a general partner


By:   /s/ Norman J. Metcalfe
      -----------------------------------
      Name:  Norman J. Metcalfe
      Title: Vice Chairman and
              Chief Financial Officer


By:   /s/ Richard Pianin
      -----------------------------------
      Name:  Richard Pianin
      Title: Senior Vice President






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TIC INVESTMENT COMPANY C,
a California general partnership

By:   The Irvine Company,
      a general partner


By:   /s/ Norman J. Metcalfe
      -----------------------------------
      Name:  Norman J. Metcalfe
      Title: Vice Chairman and
              Chief Financial Officer


By:   /s/ Richard Pianin
      -----------------------------------
      Name:  Richard Pianin
      Title: Senior Vice President



TIC INVESTMENT COMPANY D,
a California general partnership

By:   The Irvine Company,
      a general partner


By:   /s/ Norman J. Metcalfe
      -----------------------------------
      Name:  Norman J. Metcalfe
      Title: Vice Chairman and
              Chief Financial Officer


By:   /s/ Richard Pianin
      -----------------------------------
      Name:  Richard Pianin
      Title: Senior Vice President




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                                ATTACHMENT "A"
             Special Allocation of Depreciation to General Partner


                                                   Percent of Depreciation
                                                    Allocated to General
                                                     Partner for Period
        Apartment Community Project                  7/1/95 to 6/30/96
        ---------------------------                  -----------------

        Rancho San Joaquin                                  100%

        Northwood Place                                     100%

        Northwood Park                                      100%

        Stanford Court                                      100%

        Cross Creek                                         100%

        Woodbridge Villas                                   100%

        Berkeley Court                                      100%

        Harvard Court                                       100%

        San Marino                                          100%

        Columbia Court                                      100%

        San Leon                                            100%

        San Remo                                            100%

        Dartmouth Court                                     100%

        Newport North                                       100%

        Rancho Alisal                                       100%

        Windwood Glen                                       100%

        Cedar Creek                                         100%

        Cornell Court                                       100%

        Bayview                                             100%

        Parklands                                           100%

        Woodbridge Oaks                                     100%

        Orchard Park                                        100%

        Bayport                                             100%

        Mariner Square                                      100%

        Baywood                                             100%




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
                                                   Percent of Depreciation
                                                    Allocated to General
                                                     Partner for Period
        Apartment Community Project                  7/1/95 to 6/30/96
        ---------------------------                  -----------------

        Woodbridge Pines                                    100%

        Promontory Point                                    100%

        Parkwood                                            100%

        Deerfield                                           100%

        Turtle Rock Vista                                   100%

        Windwood                                            100%

        Rancho Tierra                                       100%

        Rancho Maderas                                      100%

        Woodbridge Willows                                  100%

        San Marco                                           100%

        Rancho Mariposa                                     100%

        Amherst Court                                       100%

        San Carlo                                           100%

        San Mateo                                           75%









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